Exhibit 23.1

3 June 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated May 12, 2009, relating to the consolidated financial statements of WPP plc and the effectiveness of WPP plc’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of WPP plc for the year ended December 31, 2008 and the reference to us under the heading “Experts” in the Registration Statement.

/s/ Deloitte LLP

Deloitte LLP

Chartered Accountants and Registered Auditors

London, England